Exhibit 10.10
ADVENTRX PHARMACEUTICALS, INC.
DIRECTOR COMPENSATION POLICY
(adopted March 16, 2011)
Non-employee members of the board of directors (the “Board”) of ADVENTRX Pharmaceuticals, Inc. (the “Company”) shall, beginning January 1, 2011, be eligible to receive cash and equity compensation as set forth in this Director Compensation Policy. The cash compensation described in this Director Compensation Policy shall be paid or be made, as applicable, automatically and without further action of the Board or any committee of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash compensation, unless such Non-Employee Director declines the receipt of such cash compensation by written notice to the Company. The option grants described in this policy shall be approved by the Board at the time of grant in such amounts and otherwise on the terms and conditions as set forth herein. This Director Compensation Policy shall remain in effect until it is revised or rescinded by further action of the Board. This Director Compensation Policy shall be administered and interpreted by the Board, in its sole and absolute discretion, and the Board retains full discretion to modify its terms or cancel it at any time.
1. Cash Compensation.
(a) Quarterly Retainers.
(i) Each Non-Employee Director shall be eligible to receive a quarterly retainer of $5,000, or $20,000 per year, for service on the Board. In addition,
(A) a Non-Employee Director serving as Lead Independent Director or, if there is no Lead Independent Director, a Non-Employee Director serving as Chair of the Board shall be eligible to receive an additional quarterly retainer of $5,000, or $20,000 per year, for service as Lead Independent Director or Chair of the Board, as applicable;
(B) a Non-Employee Director serving as Chair of the Board’s Audit Committee shall be eligible to receive an additional quarterly retainer of $1,875, or $7,500 per year, for service as Chair of the Audit Committee;
(C) a Non-Employee Director serving as Chair of any committee of the Board other than the Board’s Audit Committee, compensation for which is addressed in Section 1(a)(i)(B) above, including its Compensation Committee, its Nominating and Governance Committee, its Research and Development Committee and other ad hoc committees, shall be eligible to receive an additional quarterly retainer of $875, or $3,500 per year, for service as Chair of such committee.
(b) Meeting Stipends. Each Non-Employee Director shall be eligible to receive a $1,000 stipend for each Board meeting attended (whether in person or by telephone, videoconference or other comparable communication device) and each Non-Employee Director who serves on a committee of the Board shall be eligible to receive a $1,000 stipend for each meeting of each such committee that such Non-Employee Director attends (whether in person or by telephone, videoconference or other comparable communication device).

(c) New Directors; Departing Directors; Change in Status. A person (i) who is initially elected or appointed to the Board or as Lead Independent Director or as Chair of the Board or Chair of a committee of the Board following March 16, 2011 and who is a Non-Employee Director at the time of such initial election or appointment or (ii) whose service on the Board as a Non-Employee Director or as Lead Independent Director or as Chair of the Board or Chair of a committee of the Board begins or ends prior to the end of the applicable quarter, shall receive a pro-rated portion of the quarterly fees described above based on (x) the number of (full or partial) days for which the person served on the Board as a Non-Employee Director or as Lead Independent Director or as Chair of the Board or Chair of a committee of the Board and (y) a 90-day quarter. For clarity, each such person shall be immediately eligible for meeting stipends.
(d) Payment. All quarterly retainers and meeting stipends shall be payable in arrears following the end of each calendar quarter.
2. Equity Compensation.
(a) Definitions. For purposes of this Section 2, the following terms shall have the following meanings:
(i) “Current Allocation” shall mean the product of (A) 0.0396%, multiplied by (B) the number of shares of common stock issued and outstanding as of the applicable date. For clarity, (X) the applicable date for each newly elected/appointed director shall be the Appointment Date and (Y) the applicable date for each Annual Option shall be the date of the applicable annual meeting of stockholders.
(ii) “Make-Up Amount” shall mean the difference between (A) the Current Allocation as of the date of the current-year annual meeting of stockholders, minus (B) the Current Allocation applicable to the prior year’s annual meeting of stockholders (or, for Non-Employee Directors who were not Non-Employee Directors at the time of the prior year’s annual meeting of stockholders, the Current Allocation as of the date of such Non-Employee Director’s Appointment Date (as defined in Section 2(c))).
(b) 2008 Plan. Anything in this Director Compensation Policy to the contrary notwithstanding, the options described in this Director Compensation Policy shall be granted under and shall be subject to the terms and provisions of the Company’s 2008 Omnibus Incentive Plan, as amended and/or restated from time to time (the “2008 Plan”), and shall be granted subject to the execution and delivery of option agreements, including attached exhibits, if any, in substantially the same forms previously approved by the Board or a committee of the Board, setting forth the vesting schedule applicable to such options and such other terms as may be required by the 2008 Plan. In addition, the approval and granting of the options described below shall be subject to and contingent upon the Company’s compliance with, or the waiver thereof, of any contractual obligations applicable to the Company’s approval or granting of such options (all as determined by the Company in its sole and absolute discretion).

(c) New Non-Employee Directors. Each newly elected or appointed Non-Employee Director or member of the Board who becomes a Non-Employee Director(each, a “New Non-Employee Director”) shall be eligible to receive, in connection with such New Non-Employee Director’s election or appointment to the Board or change in status (the “Appointment Date”), the following:
(i) a non-qualified stock option (each, an “Inducement Option”) to purchase such number of shares of common stock as is equal to the Current Allocation (subject to adjustment as provided in the 2008 Plan); and
(ii) provided the New Non-Employee Director was not initially elected at an annual meeting of stockholders and such New Non-Employee Director’s Appointment Date is more than 30 days before the date of the next annual meeting of stockholders, a non-qualified stock option (each, a “Pro-Rated Annual Option”) to purchase that number of shares of common stock as is equal to (A) x (B), where:
(A)	=	the quotient of (I) the Current Allocation, divided by (II) 12; subject to adjustment as provided in the 2008 Plan; and
(B)	=	The number of full 30-day periods between such New Non-Employee Director’s Appointment Date and the date of the next annual meeting of stockholders (or, if, on the Appointment Date, the date of the next annual meeting of stockholders has not been set by the Board, the one-year anniversary of the prior year’s annual meeting of stockholders) (such number of 30-day periods, the “Number of Months Until Meeting”).
(d) Annual Options. In connection with each annual meeting of stockholders, each Non-Employee Director shall be eligible to receive a non-qualified stock option (each, an “Annual Option”) to purchase such number of shares of common stock as is equal to the Current Allocation (subject to adjustment as provided in the 2008 Plan), plus, if applicable, the Make-Up Amount.
The “Make-Up Amount” shall be included in the Annual Option for a Non-Employee Director only if: (i) the Make-Up Amount with respect to such Non-Employee Director exceeds 20% of the Current Allocation as of the date of the current-year annual meeting of stockholders; (ii) the Company’s market capitalization (shares outstanding multiplied by stock price) has not exceeded $100 million for a sustained period (e.g., 20 trading days), as determined unanimously by the Board; and (iii) the Board unanimously determines to include the Make-Up Amount in such Annual Option.
(e) Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will, to the extent that they are otherwise eligible, be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, an Inducement Option, a Pro-Rated Annual Option and an Annual Option, all as described in this Section 2.

(f) Terms of Options Granted to Non-Employee Directors.
(i) Exercise Price. The per share exercise price of each option granted to a Non-Employee Director shall equal 100% of the Fair Market Value (as defined in the 2008 Plan) of a share of common stock on the date the option is granted.
(ii) Vesting.
(A) Each Inducement Option granted to a New Non-Employee Director shall become vested and exercisable in thirty-six substantially equal monthly installments of 1/36th of the shares subject to such option at the end of each successive month following the Appointment Date of such New Non-Employee Director, subject to such director’s continuing service (as defined in the 2008 Plan) through such dates.
(B) Each Pro-Rated Annual Option granted to a New Non-Employee Director shall become vested and exercisable in such number of substantially equal monthly installments (which number shall be equal to the Number of Months Until Meeting) of such fraction of the shares subject to such option (which fraction shall be equal to 1/the Number of Months Until Meeting) at the end of each successive month following the Appointment Date of such New Non-Employee Director, subject to such director’s continuing service (as defined in the 2008 Plan) through such dates.
(C) Each Make-Up Option granted to a Non-Employee Director shall become vested and exercisable in twelve substantially equal monthly installments of 1/12 of the shares subject to such option at the end of each successive month following June 3, 2009, subject to such director’s continuing service (as defined in the 2008 Plan) through such dates.
(D) Each Annual Option granted to a Non-Employee Director shall become vested and exercisable in twelve substantially equal monthly installments of 1/12th of the shares subject to such option at the end of each successive month following the date of applicable annual meeting of stockholders, subject to such director’s continuing service (as defined in the 2008 Plan) through such dates.
(iii) Term. The term of each option granted to a Non-Employee Director shall be the shorter or (x) ten years from the date the option is granted and (y) three years from the date such Non-Employee Director ceases to provide Services (as defined in the 2008 Plan) for any reason other than such Non-Employee Director’s death or disability.